EXHIBIT 11.1

                                  EXHIBIT 11.1

                   Premier Exhibitions, Inc. and Subsidiaries
                   Computation of Net Income (Loss) Per Share
                                   (Unaudited)


                                                            Three months                            Nine months
                                                         ended November 30,                     ended November 30,
                                                 ------------------------------------   ------------------------------------
                                                       2004              2005                 2004              2005
                                                 ------------------------------------   ------------------------------------

                                                 ------------------------------------   ------------------------------------
Net income (loss)                                 $    240,000      $    107,000         $  (501,000)    $    2,065,000
                                                 ====================================   ====================================

Weighted average number of common                   22,299,939        24,517,620          20,818,898         23,453,426
  shares outstanding

Common equivalent shares
  representing shares issuable
  upon exercise of outstanding
  warrants and options                                       -         3,306,622                   -          3,306,622
                                                 ------------------------------------   ------------------------------------
                                                    22,299,939        27,824,242          20,818,898         26,760,048
                                                 ====================================   ====================================

 Net income (loss) per share:
    Basic                                         $       0.01      $       0.00         $     (0.02)     $        0.09
                                                 ====================================   ====================================

    Diluted                                       $       0.01      $       0.00         $     (0.02)     $        0.08
                                                 ====================================   ====================================


Basic income (loss) per share of common stock is computed based on the average number of common shares outstanding during the period. Diluted income (loss) per share includes the potential conversion of warrants and convertible notes that are dilutive. Stock options are not considered in the diluted income (loss) per share calculation for those periods with net losses, as the impact of the potential common shares would be to decrease loss per share.